Exhibit 99.2

Superconductor Technologies Announces Closing of $9 Million Public Offering

AUSTIN, Texas, July 30, 2018 — Superconductor Technologies Inc. (NASDAQ: SCON) (the “Company”), a leading company in developing and commercializing high temperature superconductor (“HTS”) materials and related technologies, announced today the completion of its previously announced public offering of an aggregate of 2,571,429 shares of common stock (or common stock equivalents) and warrants to purchase an aggregate of up to 2,571,429 shares of common stock for total gross proceeds of approximately $9 million.

The offering was priced at $3.50 per share of common stock (or common stock equivalent) and related warrant, with each share of common stock (or common stock equivalent) sold with one five-year warrant to purchase one share of common stock, at an exercise price of $3.50 per share.

The Company intends to use the net proceeds of the offering for working capital and general corporate purposes, which may include acquiring complementary products, technologies or businesses.

H.C. Wainwright & Co. acted as exclusive placement agent for the offering.

The securities were offered pursuant to a registration statement on Form S-1, as amended (File No. 333-226025) previously filed with the Securities and Exchange Commission (the “SEC”) and declared effective on July 25, 2018. The securities may be offered only by means of a prospectus forming part of the effective registration statement. The final prospectus related to the offering, as supplemented, was filed with the SEC on July 30, 2018. Copies of the final prospectus, as supplemented, may be obtained for free at the SEC’s website located at http://www.sec.gov, and may also be obtained from H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, NY 10022, by calling (646) 975-6996 or emailing placements@hcwco.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Superconductor Technologies Inc. (STI)

Superconductor Technologies Inc. is a global leader in superconducting innovation. Its Conductus® superconducting wire platform offers high performance, cost-effective and scalable superconducting wire. With 100 times the current carrying capacity of conventional copper and aluminum, superconducting wire offers zero resistance with extreme high current density. This provides a significant benefit for electric power transmission and also enables much smaller or more powerful magnets for motors, generators, energy storage and medical equipment. Since 1987, STI has led innovation in HTS materials, developing more than 100 patents as well as proprietary trade secrets and manufacturing expertise. For more than 20 years STI utilized its unique HTS manufacturing process for solutions to maximize capacity utilization and coverage for Tier 1 telecommunications operators. Headquartered in Austin, TX, Superconductor Technologies Inc.’s common stock is listed on the NASDAQ Capital Market under the ticker symbol “SCON.” For more information about STI, please visit http://www.suptech.com.

Safe Harbor Statement

Statements in this press release regarding our business and the offering described above that are not historical facts are “forward-looking statements” that involve risks and uncertainties. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors, which could cause actual results to differ materially from the forward-looking statements. These factors and uncertainties include, but are not limited to: our limited cash and a history of losses; our need to materially grow our revenues from commercial operations and/or to raise additional capital (which financing may not be available on acceptable terms or at all), to implement our current business plan and maintain our viability; the performance and use of our equipment to produce wire in accordance with our timetable; overcoming technical challenges in attaining milestones to develop and manufacture commercial lengths of our HTS wire; the possibility of delays in customer evaluation and acceptance of our HTS wire; the limited number of potential customers and customer pressures on the selling prices of our products; the limited number of suppliers for some of our components and our HTS wire; there being no significant backlog from quarter to quarter; our market being characterized by rapidly advancing technology; the impact of competitive products, technologies and pricing; manufacturing capacity constraints and difficulties; the impact of any financing activity on the level of our stock price; the dilutive impact of any issuances of securities to raise capital; the steps required to maintain the listing of our common stock with a U.S. national securities exchange and the impact on the liquidity and trading price of our common stock if we fail to maintain such listing; the cost and uncertainty from compliance with environmental regulations; and local, regional, and national and international economic conditions and events and the impact they may have on us and our customers.

Forward-looking statements can be affected by many other factors, including, general market conditions, the use of proceeds from the sale of the securities being offered, those described in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, in the “Risk Factors” section of the Company’s registration statement on Form S-1, as amended (File No. 333-226025), and other public filings. These documents are available online at the Company’s website, www.suptech.com, or through the SEC’s website, www.sec.gov. For forward-looking statements in this press release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on information presently available to senior management, and the Company has not assumed any duty to update any forward-looking statements.

Investor Relations Contact

Cathy Mattison or Kirsten Chapman

LHA

+1-415-433-3777

invest@suptech.com